                            OCC CASH RESERVES, INC.
                    PROXY SOLICITED ON BEHALF OF MANAGEMENT
            FOR SPECIAL SHAREHOLDERS MEETING October 14, 1997

The undersigned shareholder of OCC CASH RESERVES, Inc. does hereby appoint Thomas E. Duggan and Maria Camacho and each of them, as the attorneys and proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders of OCC Cash Reserves, Inc. to be held on
October 14, 1997 at the offices of Oppenheimer & Co., Inc., 40th Floor, One World Financial Center at 2:00 p.m. New York time and at all adjournments thereof, to vote the number of shares of stock in the name of the undersigned on the record date for said meeting on the matters specified in the proxy statement. As to any other matter, said attorneys shall vote in accordance with their best judgment.

Management recommends a vote FOR the proposal on the reverse side hereof. The shares represented hereby will be voted as indicated or FOR if no choice is indicated.

  PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
                                   ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?

_________________________________             _______________________________

_________________________________             _______________________________

_________________________________             _______________________________

                            OCC CASH RESERVES, INC.


OCC CASH RESERVES, INC.                       PROXY VOTING MAIL-IN-STUB
RECORD DATE SHARES
NOTE: PLEASE SIGN EXACTLY AS YOU NAME(S)
APPEARS HEREON. WHEN SIGNING AS
CUSTODIAN, ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE, GUARDIAN,
ETC., PLEASE GIVE YOUR FULL TITLE AS SUCH.
Joint owners should each sign this Proxy.

1) To approve or disapprove an advisory agreement between the Fund and OpCap
   Advisors. [ ]FOR    [ ]AGAINST   [ ]ABSTAIN

2) To act upon such other matter as may properly come before the Meeting or any adjournment or adjournments thereof.













DATED: __________________________,19__
______________________________________
______________________________________
_________
         Signature(s) of Shareholder(s)